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                                                                    EXHIBIT 12.1

BUCKEYE PARTNERS, L.P.
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
DOLLARS IN THOUSANDS
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                                                                                                               NINE MONTHS ENDED
                                                                 YEARS ENDED DECEMBER 31,                        SEPTEMBER 30,
                                                     1998       1999       2000        2001     2002           2002        2003
                                                     --------------------------------------------------    ------------------------
EARNINGS:
Income from continuing operations                    $ 52,007   $ 71,101   $64,467   $69,402   $71,902         $50,968     $ 8,422
Less: capitalized interest                             (1,055)    (1,031)   (1,157)   (1,102)   (2,083)           (725)       (301)
                                                     --------   --------   -------   -------   -------         -------     -------
  Total earnings                                       50,952     70,070    63,310    68,300    69,819          50,243       8,121
                                                     --------   --------   -------   -------   -------         -------     -------


FIXED CHARGES:
  Interest expense                                     15,886     16,854    18,690    18,882    20,527          15,709      17,178
  Capitalized interest                                  1,055      1,031     1,157     1,102     2,083             725         301
  Portion of rentals representing an
   interest factor                                      2,397      2,535     2,327     2,297     2,428           1,898       2,042
                                                     --------   --------   -------   -------   -------         -------     -------
Total fixed charges                                    19,338     20,420    22,174    22,281    25,038          18,332      19,521
                                                     --------   --------   -------   -------   -------         -------     -------

EARNINGS AVAILABLE FOR FIXED CHARGES                   70,290     90,490    85,484    90,581    94,857          68,575      27,642
                                                     --------   --------   -------   -------   -------         -------     -------

RATIO OF EARNINGS TO FIXED CHARGES                       3.63       4.43      3.86      4.07      3.79            3.74        1.42
                                                     --------   --------   -------   -------   -------         -------     -------


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